Co-Brand License Agreement

Between

AT&T Intellectual Property and

One Media Partners, Inc.

This Co-Brand License Agreement (“License Agreement”) is entered into as of the last date signed (the “Effective Date”) by and among AT&T Intellectual Property II, L.P. d/b/a/ AT&T Intellectual Property (“ATTIP”), a Nevada limited partnership with offices located at 675 W. Peachtree Street, Suite 4000, Atlanta, Georgia 30375, on behalf of itself and its Affiliates, and One Media Partners, Inc. (“One Media”), a Delaware corporation with offices located at 1701 E. Woodfield Road, Suite 315, Schaumburg, Illinois 60173. ATTIP, AT&T Mobility Services LLC and One Media are sometimes referred to herein individually as “Party” or collectively as the “Parties.”

RECITALS:

Whereas, AT&T Mobility Services LLC (“AT&T”), an Affiliate of ATTIP, and One Media have entered into the AT&T Machine To Machine Wireless Communications Agreement, the Service Guide, the General Terms and Conditions and Exhibits ( together, the “Master Agreement”) on February 5, 2016; and

Whereas, under the Master Agreement, One Media will purchase wireless Enterprise On Demand/Control Center Integration services from AT&T to be used with the One Media medical wearable device known as the Sensation, which will provide wireless communication between One Media subscribers and their health care providers (“Products and Services”); and

Whereas, AT&T and One Media want to make use of each other's trade names, trademarks, service marks, logos, iconography and trade dress (collectively, the “Marks”) in connection with the advertising, marketing, promoting, and packaging of the Products and Services; and

Whereas, ATTIP, as owner of the AT&T Marks, is willing to license certain AT&T Marks to One Media under the terms and conditions hereof, and One Media is willing to license certain One Media Marks to AT&T under the terms and conditions hereof;

Now, therefore, in consideration of the mutual covenants set forth below, the Parties agree as follows:

This License Agreement sets forth the terms and conditions of the use of the respective Marks, the ownership rights thereto, and the application of graphic and other guidelines for use of the Marks in connection with the Products and Services.

2.LICENSE OF MARKS.

A.Grant of License. ATTIP, as one Licensor, hereby grants to One Media, as one Licensee, the personal, non-exclusive, non-transferable, non-assignable, non-sublicensable, royalty free, revocable right to use the ATTIP Marks set forth in the attached and incorporated EXHIBIT A, as may be amended from time to time. One Media, as a second Licensor, hereby grants to AT&T, as a second Licensee and Affiliate of ATTIP, the personal, non-exclusive, non-transferable, non-assignable, non-sublicensable, revocable right to use the One Media Marks set forth on the attached and incorporated EXHIBIT B, as may be amended from time to time. These licenses are granted solely in conjunction with the co-branding of internet websites and electronic and printed materials to be used in advertising, promoting and packaging the Products and Services within the United States (the “Territory”). No license is granted herein for the use of the Marks on anything other than as set forth herein. Each Party, in its role as Licensor shall be referred to herein as a “Licensor Party” and each Party, in its role as Licensee shall be referred to herein as a “Licensee Party.” For avoidance of doubt, “Affiliate” shall mean, with respect to a Party, any entity that, directly or indirectly, controls, is controlled by, or is under common control with such Party; and “control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies.

B. Ownership. Each Licensee Party hereto recognizes the validity of, and will do nothing inconsistent with, or which would negatively impact, the Licensor Party’s rights in and ownership of the Licensor Party’s Marks or the goodwill represented thereby. Each Licensee Party further recognizes that all use of the Licensor Party’s Marks by it shall inure to the benefit of, and be on behalf of the owning Party and the Licensor Party. No Licensee Party has the right to register any Mark(s) of the Licensor Party or any confusingly similar mark as a corporate or trade name, domain name, trademark or service mark in any country or territory.

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.

3.QUALITY; USE OF MARKS; ADVERTISING.

A.Quality. A high standard of quality for the Marks and the Products and Services shall be maintained. The Parties acknowledge and agree that maintaining the goodwill associated with the Marks is of substantial importance to the owning and Licensor Parties. The Licensee Party therefore agrees that all activities using the Licensor Party’s Marks shall meet or exceed the standard of quality agreed to hereunder with respect to the Products and Services and those adhered to by the Licensee Party in the conduct of its own business under its own Marks. To this end, all printed or electronically transmitted material in which the Licensor Party’s Marks are used shall be submitted in writing by the Licensee Party or the designated account manager of Licensor Party for review in advance and shall not be distributed or used in any manner without prior written approval of the Licensor Party, which approval shall not be unreasonably withheld or delayed. The Licensor Party will endeavor to respond to all requests for approval within five (5) working days. However, failure to respond within the time period denoted shall not be considered an approval. For the AT&T Marks, requests for approval will be made to the AT&T Brand Center website at brandcenter.att.com by the AT&T designated account manager or AT&T representative. For the One Media Marks, requests for approval will be made to Robert J Wagner at rjwagner@onemediapartners.com. Each Licensor Party may withhold its consent to the use of its Marks in a particular context by the other in its sole discretion. However, once consent is given for a type of use (e.g., use of the Marks on device packaging), consent is not required for each use of the Marks in that specific context, as long as such use is without material change (changes to grammar, punctuation, changes in background color and corrections of typos are de facto considered immaterial). If the use of the Marks in connection with the Products and Services fails to meet applicable quality standards, the Licensor Party may immediately cancel any such prior authorization. Each Licensor Party reserves the right to inspect and review, at any reasonable time and with reasonable notice, the use of its Marks by the Licensee Party in order to confirm that the nature and quality of the Products and Services associated with the Marks and the use of its Marks by the Licensee Party conform to the Licensor Party’s standards.

B.Use. Any use of the Marks of a Licensor Party that is not authorized herein or in writing by such Licensor Party is strictly prohibited and may give rise to an act of infringement. Each Licensee Party shall strictly comply with all graphic and trademark standards for the Marks and standards with respect to the nature and quality of the Products and Services which may be furnished by the Licensor Party from time to time and shall place appropriate trademark notices on Marks of the other as required. The Parties agree that no Party shall create a combination mark consisting of one or more of its Marks with the Marks of any other Party, and that all uses of Marks of each Party in proximity to each other shall be consistent with graphic standards and layout arrangements which are mutually agreed to by the Parties.

C. Advertising. Recognizing the value and importance of advertising in establishing and maintaining the goodwill and public image of the Marks, the Parties agree that all training, informational materials, advertising and promotion in any manner or medium must be conducted in a dignified manner. Each Licensee Party shall only display the Marks in the manner approved by the Licensor Party. No Party will in any manner use, display, broadcast, transmit or disseminate any material which contains (i) material misrepresentations or omits to state a material fact with regard to such Party or its competitors, or any other Party, its Affiliates, their Marks or the Products and Services, their products and services or the products and services of their competitors, or (ii) a statement in derogation of any other Party, its Affiliates, their Marks or the Products and Services or their products or services.

4.DUTIES OF PARTIES

A.Indemnification.

(i)One Media will defend, indemnify and hold harmless AT&T, ATTIP and their Affiliates, directors, officers and employees from and against any and all liabilities or losses related to or arising out of the use of the Products and Services, including but not limited to any claims of bodily injury, property damage or of violations or alleged violations by One Media or its subscribers of privacy or of confidentially or violations or alleged violations by One Media or its subscribers of any law or regulation or of the Health Insurance Portability and Accountability Act, as well as any costs, including reasonable attorneys’ fees.

(ii)Licensee Party shall defend, indemnify and hold harmless the Licensor Party, and its Affiliates and their respective officers, directors, employees and stockholders, from and against any and all claims arising directly or indirectly from, as a result of, or in connection with, such Licensee Party's unauthorized use of the Marks, and any obligations arising under Section 4. (Duties of Parties), as well as any costs, including reasonable attorneys’ fees.

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.

B.Infringement.

(i) Each Licensor Party will have the sole right to engage in infringement or unfair competition proceedings involving its Marks. Each Licensor Party will bear the expense of any prosecution or defense of such action, including damages and attorneys’ fees; provided, however, to the extent that damages, expenses or attorneys’ fees are attributable to non-adherence to the terms of this License Agreement by the Licensee party, the Licensee Party shall reimburse the Licensor Party for all such expense, damages and reasonable attorneys’ fees.

(ii) Each Licensee Party will promptly notify each Licensor Party in writing of any suspected infringement of, or challenge to, the validity, registration, ownership or use of any of the Licensor Party’s Marks, if the Licensee Party becomes aware of it. The Licensor Party may, in its sole discretion, institute or defend infringement or unfair competition proceedings as it deems appropriate and shall have the full opportunity to control the prosecution, defense or settlement thereof. If the Licensor Party undertakes the prosecution or defense of any litigation relating to its Marks, the Licensee Party will cooperate, at the Licensor Party’s reasonable expense, by executing documents and performing acts reasonably needed to assist with the prosecution or defense thereof.

(iii) If in the Licensor Party’s sole judgment, any claim or suit for infringement brought by a third party can be avoided or resolved by discontinuing use of the applicable Mark, the Licensor Party will notify the Licensee Party accordingly, and the Licensee Party will discontinue using the Mark upon ninety (90) days’ (or such shorter period as may be required in an injunction) prior written notice from the Licensor Party to the Licensee Party, provided that the Parties first mutually work in good faith and with reasonable efforts to replace the Licensor Party’s Mark with another Mark of Licensor Party for purposes of continued co-branding of the Products and Services. No Party shall have liability for damages to any other Party for any loss of use of the Marks (including any loss resulting from either Party’s loss of title or ownership of the Marks or the rights thereto whether by judgment, settlement or otherwise). THE FOREGOING SETS FORTH THE ENTIRE OBLIGATION AND LIABILITY OF THE PARTIES FOR INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS IN THE MARKS.

C.Legal Compliance. All Parties agree to comply, at their own expense, with all applicable laws, ordinances and regulations of all governmental authorities in the applicable state or Territory, and all political subdivisions thereof, where the Party is actually providing the Products and Services, whether directly or through arrangements with third parties. Each Party will also obtain and maintain, at its own expense, all necessary licenses, permits and approvals, to the extent required to provide or participate in the Products and Services in each market in the Territory where it is providing or participating in the Products and Services.

D.Litigation and Regulatory Matters. Each Party will notify the other Parties in writing by personal deliver, facsimile or by email within five (5) days following (i) the commencement of any action, suit or proceeding brought against any Party, or (ii) issuance of any order, writ, injunction, award or decree of any court, agency or other governmental or quasi-governmental body which, in either case, could have a material adverse effect on the Marks, the Products and Services or the operation or financial condition of either Party's business or that of their Affiliates.

E.Business Practices. Each Party shall maintain a competent, conscientious, trained staff. No Party shall engage in any trade practice, employment practice, or other activity which is harmful to the goodwill associated with the Marks, or that reflect unfavorably on the reputation of any other Party, its Affiliates or the Products and Services, or which constitutes deceptive or unfair competition, consumer fraud or misrepresentation.

5.TERM.

The term of this License Agreement shall commence on the Effective Date, and shall continue conterminous with the Master Agreement.

6. TRANSFERS AND ASSIGNMENTS.

Each Party agrees and acknowledges that nothing contained in this License Agreement is intended or operates as an assignment or grant to any other Party of any right, title or interest in or to the Licensor Party’s Marks or the goodwill attached thereto and that this License Agreement does not convey the right to grant a sublicense and is not assignable; provided, however, that AT&T may assign in whole or in part certain of its rights, duties and obligations hereunder to a wholly owned Affiliate, provided that in such case, AT&T shall be responsible for ensuring that such that such Affiliate fulfills the duties and obligations of AT&T hereunder.

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.

7. WAIVERS.

No failure of a Party to exercise any right or remedy reserved to it in this License Agreement, or to insist upon compliance by any other Party with any obligation or condition in this License Agreement, and no custom or practice of the Parties at variance with the terms hereof, shall constitute a waiver of such Party's rights to demand exact compliance with any of the terms of this License Agreement. Waiver by a Party of any particular default shall not affect or impair its right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance or omission by such Party to exercise any power or right arising out of any breach or default by any other Party of any of the terms, provisions or covenants of this License Agreement affect or impair such Party's rights; nor shall such constitute a waiver by a Party of any rights hereunder or rights to declare any subsequent breach or default. No Party makes any warranties or guarantees upon which any other Party may rely, nor assumes any liability or obligation to any other Party, by providing any waiver, approval, consent or suggestion to any other Party in connection with this License Agreement, or by reason of any neglect, delay or denial of any request therefor.

8.TERMINATION.

Any Licensor Party or Licensee Party may terminate this License Agreement for convenience upon ninety (90) calendar days’ written notice to the other Parties. Notwithstanding anything else in this License Agreement, if there is a breach or default of Section 4. (Duties of the Parties) of this License Agreement, the Party not in breach or default may, upon providing written notice, terminate the License Agreement immediately.

9.DUTIES UPON TERMINATION.

A.Upon the termination of this License Agreement or cancellation of a Licensee Party’s authorization to use any Marks under Section 2. (License of Marks) of this License Agreement, the Licensee Party, or the Party whose authorization to use the Marks has been revoked, as applicable, agrees to cease to hold itself out as a Licensee, to discontinue all use of the Licensor Party’s Marks, cease all marketing and promotional activities in connection with the Products and Services.

B. In the event a Party continues to provide similar and comparable Products and Services, such Party agrees not to use any identification or description, misrepresentation, copy or confusingly similar imitation of any other Party’s Marks in connection with such business which is likely to cause confusion or deception in the minds of customers, or which is likely to dilute any other Party’s rights in and to its Marks, or may falsely suggest an association or connection with any other Party, its Affiliates or its Marks.

C. The Parties agree that upon termination of this License Agreement, if a Licensor Party must obtain injunctive or other relief for the enforcement of any provision of this Section 9. (Duties Upon Termination), the non-complying Party shall pay the Party that successfully obtains injunctive or other enforcement relief all damages, costs and expenses, including reasonable attorneys’ fees incurred by Licensor Party in connection with such enforcement subsequent to such termination.

10.INDEPENDENT STATUS AND INDEMNIFICATION.

A. The Parties acknowledge and agree that this License Agreement does not create a fiduciary relationship among or between them; that each shall remain an independent business; and that nothing in this License Agreement is intended to constitute either Party as an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

B.During the Term of this License Agreement and any renewal hereof, each Licensee Party shall hold itself out to the public as an independent business using the Marks pursuant to a license from the Licensor Party. Each Licensee Party agrees to take such action as may be reasonably necessary or reasonably requested by the Licensor Party to so notify the public.

C.Nothing in this License Agreement authorizes a Party to make any contract, agreement, warranty or representation on any other Party's behalf, or to incur any debt or other obligation in such other Party's name. A Party shall in no event assume liability for, nor be deemed liable hereunder as a result of, any such action. No Party shall be liable by reason of this License Agreement for any act or omission of any other Party in the provision of the Products and Services or for any claim or judgment arising there from against the other Parties.

D.In no event shall a Party be liable to any other Party for any incidental or consequential damages, whether foreseeable or not, arising from any breach of the breaching Party's obligations under this License Agreement.

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.

11.NOTICES

All notices required or permitted under this License Agreement shall be in writing and shall be personally delivered or sent via confirmed facsimile, or by email to a senior management contact address provided by each Party, with the original sent by overnight courier service or mailed by certified or registered mail, return receipt requested, to the respective Parties at the following addresses unless and until a different address has been designated by written notice to the other Party:

Notices to ATTIP: Michael Bishop

General Counsel

AT&T Intellectual Property, LLC

AT&T Midtown Center, Suite 40A01

675 W. Peachtree Street

Atlanta, GA 30308

michael.bishop@att.com

FAX: 404.927.7073

Notices to One Media:Robert J. Wagner

Chief Executive Officer

One Media Partners, Inc.

1701 E. Woodfield Road, Suite 315

Schaumburg, IL 60173

rjwagner@onemediapartner.com

FAX: 630-214-3508

Any notice by certified or registered mail shall be deemed to have been given at the date and time of receipt. Any notice by facsimile or overnight courier shall be deemed to have been given at the date of the confirmation of receipt.

12. SEVERABILITY AND CONSTRUCTION

A.Except as expressly provided to the contrary herein, each portion, section, part, term or provision of this License Agreement shall be considered severable; and if, for any reason, a portion, section, part, term or provision hereof is determined to be invalid or unenforceable because of any law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, all other portions, sections, parts, terms or provisions of this License Agreement.

B.Nothing in this License Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity other than the Parties hereto, and their respective successors and assigns as permitted by this License Agreement.

C.All captions in this License Agreement are intended solely for the convenience of the Parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

D.All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable; and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by a Party shall be deemed jointly and severally undertaken by all those executing this License Agreement on behalf of a Party.

E.This License Agreement shall be deemed equally drafted and negotiated by all the Parties hereto, and the rule of construction requiring a writing to be construed against its drafter shall not be applied.

F. Upon expiration or termination of this License Agreement, the Parties’ obligations, which by their nature are intended to continue beyond the expiration or termination, will survive and remain in effect after the expiration or termination of the License Agreement, including, but not limited to, the following: Sections 2.B., 4., 7., 9., 10., 12., 13., and 14.

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.

13.APPLICABLE LAW

A.THIS LICENSE AGREEMENT IS ENTERED INTO IN THE STATE OF NEW YORK IN THE UNITED STATES OF AMERICA AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS THEREOF. ANY DISPUTES RELATING TO INTELLECTUAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE COURTS OF THE STATE OF NEW YORK, PROVIDED SUCH LAWS ARE APPLICABLE UNDER THE APPROPRIATE LAWS RELATING TO CONFLICT OF LAWS. THE PARTIES AGREE TO SUBMIT TO THE FEDERAL COURTS HAVING JURISDICTION IN NEW YORK.

B.No right or remedy conferred upon or reserved to a Party by this License Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

C.Nothing herein contained shall bar a Licensor Party's right to apply for injunctive relief against threatened conduct that will cause it loss or damages, under applicable equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

14. ENTIRE AGREEMENT

A. This License Agreement, the documents referred to herein, and the attachments hereto, if any, constitute the entire, full and complete agreement between the Parties concerning the subject matter hereof, and supersede all prior agreements, understandings and representations. Without limiting the foregoing, this License Agreement shall be deemed to supersede, for all purposes, any prior agreement between the Parties hereto which contemplates or has as its primary purpose the grant of a license to use the Marks in the Territory for the purposes stated in the Master Agreement.

B. This License Agreement may be executed in counterparts and each copy so executed will be deemed an original. A signature received via facsimile or electronically via e-mail will be as legally binding for all purposes as an original signature.

IN WITNESS WHEREOF, each of the Parties, by its duly authorized representative, has entered into this Agreement, manually or by electronic signature, as of the Effective Date.

ONE MEDIA PARTNERS, INC.AT&T INTELLECTUAL PROPERTY II, L.P. d/b/a

AT&T INTELLECTUAL PROPERTY, Through Its General Partner AT&T INTELLECTUAL PROPERTY, LLC

By: /s/ Robert J WagnerBy: /s/ Jeanette Napp

Name: Robert J. WagnerName: Jeanette Napp

Title: President & CEOTitle: Principal – Intellectual Property Brand Contracts

Date: September 28, 2016Date: September 28, 2016

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.

EXHIBIT A

Trademarks of AT&T

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.

EXHIBIT B

Trademarks of One Media Partners

Proprietary and Confidential

This License Agreement and information contained therein is not for use or disclosure outside of AT&T and its Affiliates, One Media Partners and the parties’ third party representatives, except under written agreement by the contracting parties.